EXHIBIT 15

November 26, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re:	The Goldman Sachs Group, Inc. Registration Statement on Form S-8

Commissioners:

     We are aware that (i) our report dated October 7, 2004 on our review of the condensed consolidated statement of financial condition of The Goldman Sachs Group, Inc. and subsidiaries (the “Company”) as of August 27, 2004, the related condensed consolidated statements of earnings for the three and nine months ended August 27, 2004 and August 29, 2003, the condensed consolidated statement of changes in shareholders’ equity for the nine months ended August 27, 2004, the condensed consolidated statements of cash flows for the nine months ended August 27, 2004 and August 29, 2003, and the condensed consolidated statements of comprehensive income for the three and nine months ended August 27, 2004 and August 29, 2003, included in the Company’s quarterly report on Form 10-Q for the quarter ended August 27, 2004, (ii) our report dated July 8, 2004 on our review of the condensed consolidated statement of financial condition of the Company as of May 28, 2004, the related condensed consolidated statements of earnings for the three and six months ended May 28, 2004 and May 30, 2003, the condensed consolidated statement of changes in shareholders’ equity for the six months ended May 28, 2004, the condensed consolidated statements of cash flows for the six months ended May 28, 2004 and May 30, 2003, and the condensed consolidated statements of comprehensive income for the three and six months ended May 28, 2004 and May 30, 2003, included in the Company’s quarterly report on Form 10-Q for the quarter ended May 28, 2004, and (iii) our report dated April 5, 2004 on our review of the condensed consolidated statement of financial condition of the Company as of February 27, 2004, the related condensed consolidated statements of earnings for the three months ended February 27, 2004 and February 28, 2003, the condensed consolidated statement of changes in shareholders’ equity for the three months ended February 27, 2004, the condensed consolidated statements of cash flows for the three months ended February 27, 2004 and February 28, 2003, and the condensed consolidated statements of comprehensive income for the three months ended February 27, 2004 and February 28, 2003, included in the Company’s quarterly report on Form 10-Q for the quarter ended February 27, 2004 are incorporated by reference into this registration statement on Form S-8. Pursuant to Rule 436(c) under the Securities Act of 1933, such reports should not be considered a part of such registration statement, and are not reports prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

Very truly yours,

/s/ PricewaterhouseCoopers LLP